UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 30, 2008
OCEANEERING INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-10945	95-2628227
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11911 FM 529
Houston, Texas	77041
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (713) 329-4500

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entering Into a Material Definitive Agreement.
          On September 30, 2008, Oceaneering International, Inc. entered into a Credit Agreement with a group of lenders, including Wells Fargo Bank, N.A., as administrative agent. The Credit Agreement provides for a one-year, unsecured, $85 million term loan facility. Borrowings under the Credit Agreement may be used to fund working capital requirements and other general corporate purposes, which may include acquisitions.
          Loans outstanding under the Credit Agreement will bear interest at either a London Interbank Offered Rate (“LIBOR”) plus a margin of 1.75% or at a base rate plus a margin of 0.75%. Loans outstanding under the Credit Agreement must be prepaid with the net proceeds of any borrowings by Oceaneering and its subsidiaries in excess of $50 million, excluding specified purchase money, refinancing and other ordinary course borrowings. The Loans under the Credit Agreement may be prepaid at any time without penalty, except for customary breakage costs in the case of LIBOR loans. Any loan amounts that have been prepaid may not be reborrowed under the Credit Agreement.
          The Credit Agreement contains various covenants, including financial covenants that require maintenance of a maximum debt to capitalization ratio and a minimum interest coverage ratio, as well as covenants that restrict Oceaneering’s ability to incur debt, create liens, pay dividends and merge with other entities. The Credit Agreement also contains customary events of default.
          The foregoing description of Oceaneering’s new Credit Agreement is qualified in its entirety by reference to the terms of that agreement, which is filed as Exhibit 4.1 to this Current Report on Form 8-K. Except for its status as a contractual document that establishes and governs the legal relationship among Oceaneering and the lenders that are parties to the Credit Agreement, the Credit Agreement is not intended to be a source of factual, business or operational information about Oceaneering. The representations, warranties and covenants made by Oceaneering in the Credit Agreement were made only for purposes of that agreement and as of specific dates. Those representations, warranties and covenants are qualified in a variety of respects and may be subject to standards of materiality that differ from those relevant to investors. Representations and warranties may be used as a tool to allocate risks between the parties, including where the parties do not have complete knowledge of all facts. Investors are not third party beneficiaries under the Credit Agreement and should not rely on the representations, warranties and covenants therein or any descriptions thereof as characterizations of the actual state of facts or condition of Oceaneering or any of its subsidiaries.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.
          Please read Item 1.01 for a discussion of a Credit Agreement entered into by Oceaneering, which discussion is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.
          (d) Exhibits
          4.1 Credit Agreement dated as of September 30, 2008 among Oceaneering International, Inc., Wells Fargo Bank, N.A., as Administrative Agent and lender, and the other lenders parties or to become parties thereto.

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCEANEERING INTERNATIONAL, INC.
By:	/s/ George R. Haubenreich, Jr.
George R. Haubenreich, Jr.
Senior Vice President, General Counsel and Secretary

Date: October 1, 2008

EXHIBIT INDEX

No.	Description

4.1	Credit Agreement dated as of September 30, 2008 among Oceaneering International, Inc., Wells Fargo Bank, N.A., as Administrative Agent and lender, and the other lenders parties or to become parties thereto.